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                                                                   Exhibit 10.56

ROTARY POWER INTERNATIONAL, INC.
P.O. BOX 128
WOOD-RIDGE, NJ    07075




November 1, 1999




Mr. Ronald G. McKeown
Londonderry Capital Structuring Ltd.
22 International Parkway
Stouffville, Ontario   L4A 7X5

Dear Mr. McKeown:


                        RE:  AGREEMENT FOR INVESTOR RELATIONS SERVICES

This letter will confirm that Rotary Power International, Inc. (the "Corporation") wishes to retain your services as an investor relations consultant on the following terms: This agreement is effective on the date accepted by Londonderry Capital Structuring Ltd.

1.  SERVICES            Londonderry Capital Structuring Ltd. (the "Consultant")
                        will perform services for the Corporation in areas of shareholder communications, investor relations and such other matters as agreed on from time to time between the Corporation and the Consultant as more specifically set out in the description of Londonderry Capital
                        Structuring Ltd. Process, attached as Schedule A,
                        (collectively the "Services") and herein incorporated by reference. The Consultant agrees to perform the Services with the normal standard of care, skill and diligence provided by a professional similar to that hereunder and acknowledges that the Corporation will be relying on the accuracy, competence and completeness of the Services as so performed.

2.  TERM                This Agreement shall be effective from the date of
                        signing by both parties until December 31, 2000 and shall be renewable upon written agreement by both parties within 60 days prior to termination date.

3.  FEE                 Two Thousand Dollars ($2,000 U.S.) for November and
                        December, 1999 and thereafter, Five Thousand Dollars
                        ($5,000 U.S.) per month such Fee amounts, subject to any necessary regulatory approvals, shall be payable monthly, on the last day of each month.

4.  CONFIDENTIALITY     The Consultant agrees that it will not disclose to any
                        third party, without the prior written consent of the Corporation, and consistent with confidentiality obligations, any information obtained by the Consultant in connection with performing the Services regarding the Corporation or its affairs, provided that the Consultant may disclose such information as reasonably necessary in performing the Services hereunder, provided that such disclosure be in accordance with the continuous disclosure requirements of the securities regulatory authorities applicable to the Corporation.


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5.  CONFLICTS OF        The Consultant agrees to be bound by all rules, policies
    INTEREST and procedures as adopted from time to time by the Corporation regarding conflicts of interest among the Corporation and its directors and officers and agrees to execute such other documents and do such other things as may be necessary in accordance with such rules, policies and procedures of the Corporation.

6.  TERMINATION         Services shall be terminable by the Corporation at any
                        time with a thirty (30) day period of notice in writing to the Consultant. Excepting that termination may not be exercised during any period during which the consultant or any affiliate thereof has been retained by the corporation to search for new investment funds except for cause.

7.  TAXES               Londonderry Capital Structuring Ltd. shall be solely
                        responsible for all taxes and government fees relating to Fees paid under this Agreement.

8.  DISPUTE RESOLUTION  This Agreement shall be, in all respects, subject to and interpreted, construed, and enforced in accordance with the laws of New Jersey. Any disputes arising under this Agreement shall be negotiated in good faith by the parties and failing resolution through such direct negotiations by the parties, both parties hereby agree to submit their dispute to arbitration through a competent, mutually agreed upon arbitrator.

9.  ENTIRETY            The terms and provisions herein contained constitute the
                        entire agreement relating to the subject matter of this Agreement between the parties and shall supersede all previous and or written communications.

We sincerely look forward to your acceptance of the above-noted terms and to the development of a long and successful relationship.


Yours very truly,
ROTARY POWER INTERNATIONAL, INC.


/s/Ken Brody
-----------------
Ken Brody
President


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The above terms and conditions of the AGREEMENT FOR INVESTOR RELATIONS SERVICES are accepted and agreed to as of this ___ day of November, 1999.

LONDONDERRY CAPITAL STRUCTURING LTD.

Per:/s/Ronald G. McKeown
    --------------------------------
    Ronald G. McKeown
    President


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SCHEDULE "A"
AGREEMENT FOR INVESTOR RELATIONS SERVICES


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                  LONDONDERRY CAPITAL STRUCTURING LTD. PROCESS
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LONDONDERRY CAPITAL STRUCTURING LTD. THREE-TIER PROCESS

Londonderry Capital Structuring Ltd. Three-Tier Process consists of the Primary IR, the ongoing investors' communication group, in charge of positioning funding, writing press releases and distributing them to the appropriate wire sources. Primary IR will manage the Secondary and Tertiary IR, ensuring that potential investors have all the information they require. The Secondary IR are consultants that Londonderry Capital Structuring Ltd. is affiliated with that will assist in positioning financings and supply Rotary Power International, Inc. with qualified potential investors. The Tertiary IR is an electronic client database of potential investors that Londonderry Capital Structuring Ltd. has access to. The Secondary and Tertiary IR assist Londonderry Capital Structuring Ltd. in expanding Rotary Power International, Inc.'s potential investor client base.

I.       PRIMARY INVESTOR RELATIONS

The IR team will be continually in contact with both present and potential investors and receive all new leads and follow them up. Londonderry Capital Structuring Ltd. will manage the Secondary and Tertiary IR.

Londonderry Capital Structuring Ltd. will provide the following services and products:

A.       Investment Community Contact

         1. Regular calls, throughout each month, to analysts, brokers, fund managers, and key investors
         2.   Conference calls
         3.   Investment conferences
         4. Coordination of presentations by Rotary Power International, Inc. to analysts, brokers and fund managers

B.       Reporting to Management

         1.   Written guidelines and performance expectations / reporting
         2. Regular meetings with management to maintain I.R. course and information flow to investment community

C.       Disclosure and Publicity

         1.   News Releases
              a.   Financial
              b.   New products, contracts, corporate development
              c.   Acquisitions
              d.   Executive and Capital changes


                                                   Initials: RMc RMc KB KB
                                                             ---     --

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         2.   Story Placement
              a.   Newsletters
              b.   Wire services
              c.   Industry & financial media

D.       Setting Rotary Power International, Inc.'s Strategy
         1.   Defining key messages (investor hot buttons)
         2.   Defining goals
         3.   Analyzing peer group
         4.   Analyzing industry

E.       Corporate Communications Tools - design, writing, editing
         1.   Investor Kits
              a.   Fact Sheet
              b.   Folder or Cover
              c.   Company Profile
              d.   Annual Report
              e.   Product / Service brochures
         2.   Slide Shows, Presentations
         3. Web Site design and maintenance subject to periodic Rotary Power International, Inc. approval and coordination.

II.      SECONDARY INVESTOR RELATIONS

The Secondary Investor Relation Groups are primarily consultants with loyal client bases of varied investment experience. They control an important asset in their large databases of potential investors that have previously profited from their advice and judgement. Londonderry Capital Structuring Ltd. will coordinate the movement of Rotary Power International, Inc.'s information to the IR consultants and they in turn present Rotary Power International, Inc. to their database of potential investors.

III.     TERTIARY INVESTOR RELATIONS

The Tertiary Investor Relations is Londonderry Capital Structuring Ltd.'s access to external electronic databases and also additional IR groups, promoters, market makers and broker/dealers. Like the Secondary Investor Relations Londonderry Capital Structuring Ltd. uses this to extend Rotary Power International, Inc.'s investor base and to reinforce a higher trading level when acquisitions or financings are imminent.




                                                  Initials:  /s/  RMc  /s/  KB
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